Exhibit 10.23

OFFICE SUBLEASE

THIS SUBLEASE (the “Sublease” or “Agreement”) dated the 13th day of December, 2019 is by and between Sotherly Hotels Inc., a Maryland corporation (“Sublessor” or “Sotherly”) and Our Town Hospitality, LLC, a Virginia limited liability company (“Sublessee,” together, the “Parties”).  “Lease” refers to the Office Lease by and between THE COLONIAL WILLIAMSBURG FOUNDATION (“Landlord”), a Virginia non-stock corporation, and Sotherly Hotels Inc. dated June 3, 2019 and attached hereto as Exhibit 4 (the “Master Lease”).

ARTICLE I

Premises, Term, Rent, Interest, and Late Fees

1.01Premises.  Sublessor subleases to Sublessee, and Sublessee takes from Sublessor, the Premises located at 306 South Henry Street, Suite 200 in the City of Williamsburg, Virginia, comprised of approximately 2,245 square feet of exclusive office space shown on the aerial and floor plans respectively, attached to this Sublease as Exhibit 1 and further described in Exhibit 2, together with such fixtures, rights, and appurtenances as may be provided for in this Sublease, all of which are referred to as the “Premises”.  Sublessee also has the non-exclusive right to use the common areas including parking facilities, meeting space, basement storage, kitchen and restrooms (the “Common Area”).

1.02Term.  The term of this sublease shall commence on January 1, 2020 or such later date that a certificate of occupancy has been received for the Premises and possession has been delivered to Sublessee (the “Term Commencement Date”) and shall continue through December 31, 2024 (the “Term”). All terms and conditions of this Sublease shall be in effect upon the full execution of this Sublease and building possession. Sublessor will send a lease commencement letter to Tenant upon receipt of the certificate of occupancy, to be acknowledged by both parties.

1.03Rent. Rent shall begin to accrue on the Term Commencement Date. No rent shall be due for the period prior to the Term Commencement Date. Rent for the first Sublease year of the Term shall be $91,375.00 annually ($7,614.58 monthly). The first installment of monthly rent shall be paid on the Term Commencement Date and the remaining installments of monthly rent shall be paid in advance to:

Sotherly Hotels Inc.

Attn: Tony Domalski

306 S. Henry Street, Suite 100

Williamsburg, VA 23185

Rent will escalate annually as follows:

Year 2	$94,116.25 Annual Rent	($7,843.02 Monthly Rent)
Year 3	$96,939.74 Annual Rent	($8,078.31 Monthly Rent)
Year 4	$99,847.93 Annual Rent	($8,320.66 Monthly Rent)
Year 5	$102,843.37 Annual Rent	($8,570.28 Monthly Rent)

ARTICLE II

Conditions of Occupancy

2.01Trade Names, Signs, Use and Maintenance of Premises:  Sublessee, recognizing that Landlord (i) is well known throughout the world for its exhibition of authentically restored and reconstructed eighteenth century buildings, and its operation of museums, in the Historic Area of Williamsburg, Virginia, and (ii) maintains the highest standard of quality in connection with such exhibitions and operations; and (iii) engages in the exhibition of its buildings and the operations of its museums under valuable and well-known names and marks, including those identified in Article IX agrees that at all times during the Term of this Sublease:

(a)

Sublessee shall engage in business on the Premises only under the name Our Town Hospitality, LLC, a Virginia LLC, or its affiliates or subsidiaries. Sublessee shall not engage in business on the Premises under any other name without the prior written approval of Sublessor.

(b)

Subject to Section 2.05, Sublessee's physical announcements, displays, exhibits, inscriptions, and signs of every kind and nature whatever in, on, or about the Premises ("Signs"), including the appearance, location, manner of affixation or display, number, and structural components thereof, shall be of a standard consistent with the Signs maintained by other businesses in Merchants Square and shall be subject to the prior written approval of Sublessor, Landlord and The City of Williamsburg.

(c)

Sublessee shall be responsible for the cost of all Furnishings and Equipment (as defined in Section 2.06(e)) required to operate its business and shall maintain the Premises in a manner that is consistent with and does not detract from the design plan previously approved by Sublessor and Landlord, and as may be revised from time to time by written agreement between Sublessor and Landlord.

2.02Use of Premises:  Sublessee shall use the Premises exclusively and continuously for offices. No general or other merchandise, gift, souvenir or other business as defined by Sublessor in its sole discretion, may be conducted at any time on the Premises. Sublessor shall have the right, at any time, to require Sublessee promptly to remove from the Premises any item or items, including without limitation, merchandise, line of merchandise, signs, displays, or exhibits, which, in Sublessor's reasonable discretion, are not permitted within the terms of this Sublease or fail to meet the standards established in Section 2.01 above.

2.03Compliance with Law:  Sublessee shall not use, or permit to be used, the Premises or any portion thereof for any unlawful purpose and shall comply promptly with all lawful requirements of any federal, state, or local authority in respect thereto, provided, however, that Sublessee shall not be required to make structural changes or alterations to the building in which the Premises are located.

2.04Acceptance of Premises:  Prior to the Term Commencement Date, Landlord has agreed to make any necessary repairs or improvements to the mechanical, plumbing, and electrical systems (the “Building Systems”) to ensure that they are fully operational and in good working order, and agreed to provide Sublessor with a certification representing that the Building Systems are fully operational and in good working order.  Sublessor shall make improvements to the building and provide furnishings, fixtures and technology systems as previously agreed between Sublessor and Sublessee, and as listed in Exhibit 5.  Subject to the foregoing, Sublessee agrees to accept the Premises in an "as is" condition as tendered by Landlord and Sublessor.

2.05Exterior of Premises:  Except with the prior written consent of Sublessor and Landlord, Sublessee shall not install, place or permit to be placed, any awning or other projection of any kind over or around the windows or entrances of the Premises, or any lettering, sign, advertisement, notice, object or display on the outside of the Premises, or at any point inside the Premises where the same might be visible from the outside.  Sublessee shall not place or cause to be placed rubbish, trash, trashcans or other trash collection devices outside the Premises, except where Sublessee designates their screened trash/dumpster area to be. Sublessee shall maintain the interior of the Premises to the standards imposed from time to time by Sublessor.

2.06Alteration of Premises:

(a)

Any change, betterment or improvement to the Premises, including the interior or exterior of the Premises, the front, signs and/or utility lines or Building Systems (as defined in Article 2 of this Sublease) within or serving the Premises shall constitute an “Alteration."  Any carpeting and floor coverings; and any equipment, furnishing, decoration, apparatus, or other thing of any kind attached to or built into the Premises shall constitute a “Fixture.”

(b)

Sublessee shall make no Alteration nor create any Fixture without Sublessor and Landlord’s prior written consent. Sublessee shall remove promptly upon the Sublessor or Landlord’s written request any Alteration or Fixture made without Sublessor or Landlord’s prior written consent, except for those alternations agreed upon herein.

(c)

Any Alteration or Fixture made with Sublessor or Landlord’s prior written consent shall remain upon the Premises, and shall become the Landlord’s property upon (i) termination or expiration of this Sublease and (ii) Landlord’s written acceptance of such Alteration and, or Fixture.

(d)

With Sublessor or Landlord’s prior written consent, Sublessee may temporarily remove any Fixture for repair or replace such Fixture with property of similar appearance, kind, and value. The repaired or substituted Fixture shall be also the property of Landlord.  All such repairs and replacements shall be at Sublessee's expense.

(e)

Any equipment, furnishing, decoration, apparatus, or other thing of any kind brought onto the Premises, but not attached to or built into the Premises, shall constitute “Furnishings and Equipment” or “F&E.” F&E, excluding those items listed in Exhibit 5, shall remain the property of Sublessee and Sublessee may remove F&E at any time provided Sublessee is not in default under this Sublease, and further provided that such removal does not cause, contribute to, or result in Sublessee’s default under this Sublease, and further provided that Sublessee shall, at Sublessee’s sole expense promptly repair any damage to the Premises resulting from such removal.

2.07Employee and Visitor Parking:  The on-site parking lot shall be included as part of the Common Area. Sublessee’s employees shall be entitled to parking in the on-site parking lot from 6:00 a.m. to 6:00 p.m., Monday through Friday, on a first-come first-served basis. Landlord shall have the right to use the parking lot from 6:00 p.m. to 12:00 midnight, Monday through Friday, and from 6:00 a.m. to 12:00 midnight on Saturday and Sunday.

2.08Liens:  If any notice of mechanic's lien be filed against the Premises for labor or material furnished, or alleged to have been furnished, to or for Sublessee, or to or for any contractor engaged by Sublessee, Sublessee, at Sublessor or Landlord’s request, shall immediately cause such lien to be removed either by paying the claim or filing a surety bond as may be required by law, and shall indemnify Sublessor and/or Landlord and save it harmless from any loss or damage resulting there from, including attorneys’ fees and costs associated with such loss or damage.

2.09Surrender of Premises:  Unless Sublessor agrees in writing to the contrary, at the expiration or earlier termination of this Sublease, Sublessee shall surrender the Premises to Sublessor broom clean and in the same condition as when tendered by Sublessor, except for Alterations or Fixtures made with Sublessor or Landlord’s prior written consent, reasonable wear and tear, and damage by casualty. Sublessee shall promptly repair any damage to the Premises or the building in which the Premises are located that is caused by the removal of any Fixture or Alteration required by Sublessor to be removed or caused by the removal of any F&E.

2.10.Inspection:  Landlord, Sublessor, or its agents, shall have the right, during normal business hours and when accompanied by a representative of Sublessee, or during any emergency without a representative of Sublessee, to enter and inspect the Premises and, if Sublessee shall fail to do so, maintain and repair the Premises at any reasonable time at the Sublessee's expense which such costs Sublessee shall promptly reimburse to the Sublessor.  Within the three- (3) month period next preceding the expiration, or termination, of the Term of this Sublease, Sublessor shall have the right to exhibit the Premises to prospective sublessees or purchasers and to display notices of the availability of the Premises for rent or for sale.

ARTICLE III

Other Charges

3.01Taxes and Assessments:  Pursuant to the Master Lease, Landlord is required to pay an amount equal to all taxes, public charges and assessments of whatsoever nature directly or indirectly assessed or imposed upon the land, buildings, equipment and improvements constituting the Premises and Common Areas and the Rents there from, including all real property taxes, rates, duties and assessments, local improvement taxes, import charges or levies, whether general or special, that are levied, charged or assessed against the Premises by any lawful taxing authority whether federal, state, county, municipal, school or otherwise (other than income, inheritance and franchise taxes thereon). In addition, Sublessee shall pay, when due, or reimburse to Sublessor all taxes validly assessed and levied against the F&E listed in Exhibit 5, as well as all taxes, fees or other charges or assessments validly imposed by any government or governmental agency upon any F&E owned by Sublessee and located at the Premises not listed on Exhibit 5, and upon any operation, activity, right, privilege, or franchise carried on or exercised by Sublessee in the conduct of its business in the Premises.

3.02Operating Expenses:  Sublessee shall promptly pay to Sublessor its pro rata share equal to 43% of all building operating expenses, including, but not limited to, the following:

(a)

Utilities:  Sublessee shall pay Sublessor for its pro rata share, equal to 43%, of utilities that are for the use of Sublessee or the common use of the building, including electrical, water/sewer, natural gas, trash collection charges, telephone service and internet service or other utilities necessary for the conduct of business in or immediately outside the Premises, water and sewer changes as well as trash collections charges, attributable to such services utilized by Sublessee in the conduct of its business at the Premises. Neither Landlord nor Sublessor shall be liable for any interruptions or curtailment in utility services due to Landlord’s alteration, repair or improvement of the Premises.

Landlord shall have the right to run utility lines, pipes, roof drainage pipes, conduit, wire, ductwork, or sprinkler systems where necessary, through, in or beneath the Premises and to maintain the same in a manner that does not unduly interfere with Sublessee's use thereof.

(b)

Routine Maintenance:  Sublessor shall be responsible for coordinating the routine maintenance and repair of the Building Systems within the building.  Sublessee shall pay Sublessor for, Sublessee’s pro rata share, equal to 43%, of the routine maintenance and repair of the Building Systems within the building.

(c)

Exterior Maintenance:  Sublessor shall be responsible for coordinating the maintenance and upkeep of the exterior of the building. Sublessee shall pay Sublessor for Sublessee’s pro rata share, equal to 43%, of the maintenance and upkeep of the exterior of the building, which includes landscaping, parking lot sweeping, snow removal and parking lot maintenance, outside lighting and trash.

(d)

Cleaning/Janitorial Services: Sublessor shall be responsible for coordinating the routine cleaning and janitorial services within the building.  Sublessee shall pay Sublessor for Sublessee’s pro rata share, equal to 43%, of the routine cleaning and janitorial services within the building.

(e)

Personal Property Insurance: Sublessor shall maintain an insurance policy covering personal property, including the F&E listed in Exhibit 5.  Sublessee shall pay Sublessor for Sublessee’s pro rata share equal to 43% of this policy.

(f)

Other: Sublessor shall be responsible for providing customary Common Area supplies and security for the Premises.  Sublessee shall pay Sublessor for Sublessee’s pro rata share, equal to 43%, of these items.

3.03Building Setup Expenses:  Sublessee acknowledges that Sublessor has made significant investments to the building (“Building Setup Expenses”), and that Sublessor shall be responsible for, and shall pay Sublessor for, its pro rata share equal to 43% of the total of all such expenses.  Building Setup Expenses include construction costs, parking management hardware and software, furnishings, fixtures and technology systems infrastructure, and are listed more specifically in Exhibit 5.  Sublessee agrees to amortize the cost of the Building Setup Expenses over the five (5) year Sublease term and the five (5) year Renewal Term, as defined below in Section 10.14.  The Building Setup Expenses amortization schedule is listed in Exhibit 6.

3.04Building Structure, Roof, HVAC and Electrical System: Landlord shall be responsible for the maintenance, repair and good working order the building structure, including the roof. In the event of either (i) a complete failure of the HVAC system or the main electrical panel, or any major component thereof, or (ii) a deterioration of the HVAC system or main electrical panel, or any major thereof, such that the respective system is no longer serviceable, then Landlord shall be responsible for the replacement of the HVAC system or the main electrical panel, or any major component thereof. Landlord shall maintain insurance on the building and parking lot, which insurance will include a waiver of subrogation endorsement in favor of Sublessee.

ARTICLE IV

Liabilities, Indemnification and Insurance

4.01Landlord’s Liability:  Sublessee agrees that Landlord shall not be liable to Sublessee, or to any other person, to any extent or at any time or in any event for any injury or damage to Sublessee, or to any other person, or to any property of Sublessee, or to any property of any person, in or about the Premises, unless and only to the extent that the sole proximate cause of such injury or loss is the negligence, or an act of omission or commission, of Landlord or Landlord’s employees.

4.02Sublessor’s Liability:  Sublessee agrees that Sublessor shall not be liable to Sublessee, or to any other person, to any extent or at any time or in any event for any injury or damage to Sublessee, or to any other person, or to any property of Sublessee, or to any property of any person, in or about the Premises, unless and only to the extent that the sole proximate cause of such injury or loss is the negligence, or an act of omission or commission, of Sublessor or Sublessor's employees.

4.03Indemnification:  Sublessee shall protect and indemnify Sublessor against any liability or expense of any nature related to Sublessee’s use of the Premises, the building, or the common areas or the conduct of Sublessee’s business thereon, including costs and attorney's fees, due to any such claim for which neither Landlord nor Sublessor, in accordance with the terms of this Article IV, may not be held liable. This Indemnification shall survive the expiration or termination of this Sublease.

4.04Insurance:  Sublessee shall maintain, at its sole expense, the insurance coverage set forth below with an insurance company or companies acceptable to the Sublessor, with an AM Best Rating of A or higher, and licensed in the Commonwealth of Virginia.

(a)

Commercial General Liability or any combination of Commercial General Liability and Umbrella/Excess Coverage: $1,000,000 per occurrence/$2,000,000 general aggregate; Fire Damage: $50,000 each occurrence.

(b)	Workers’ compensation: Commonwealth of Virginia statutorily required coverage; Employer’s liability: $100,000 per accident. $500,000 Disease, Policy Limit/$100,000 Disease, each employee.

(c)

Business Personal Property including Inventory:  Sublessee shall maintain Commercial Property Coverage under the Special Causes of Loss form and the limit of insurance shall equal the replacement cost of the Sublessee’s inventory, F&E, Alterations and Fixtures, excluding, however, the items included on Exhibit 5, which shall be insured by Sublessor.

Sublessee shall provide Sublessor with certificate(s) of insurance within ten (10) days of commencement of the Term and shall update such certificates each calendar year upon renewal of the insurance.  The Sublessee shall require its insurance agent to certify on the certificate(s) of insurance that the insurance coverage specified in this Section 4.03 is fully in effect, both in scope and amount. The insurance certificate shall contain a provision that Sublessee will not permit coverage afforded under the policy or policies to be canceled or materially changed unless Sublessee gives Sublessor at least thirty (30) days prior written notice. The insurance certificate holder shall be designated as:

Sotherly Hotels Inc.

Attn: Ashley Kirkland

306 South Henry Street

Williamsburg, VA 23185

The Colonial Williamsburg Foundation

Attn: Director of Commercial Properties

P.O. Box 1776

Williamsburg, VA 23187-1776

The Sublessee shall name the Sublessor and Landlord as additional insureds on the Sublessee’s commercial general liability insurance policy. Upon commencement of the Term, Sublessee shall deliver to Sublessor a copy of the additional insured endorsement to Sublessee’s commercial general liability insurance policy naming Sotherly Hotels Inc. and The Colonial Williamsburg Foundation as additional insureds (the “Endorsement”). Sublessee shall maintain the Endorsement during the Term and deliver updates to Sublessor each year upon renewal of the Endorsement.

Should Sublessee fail to procure the insurance called for herein, Sublessor, may, at its sole option, procure such insurance and pay the requisite premiums, in which event Sublessee shall pay to Sublessor all sums so expended as additional Rent promptly upon receipt of Sublessor’s invoice.

4.05Insurance Increases:  Sublessee shall not, without Sublessor's prior written consent, keep anything within the Premises, or use the Premises for any purpose that increases the insurance premium cost or invalidates any insurance policy carried on the Premises and Sublessee shall pay as additional Rent the amount of any such increase promptly upon demand by Sublessor.

ARTICLE V

Damage to or Destruction of Premises,

Condemnation and Quiet Enjoyment

5.01Damage to Premises - No Reduction in Rent:

(a)

If during the Term, the Premises, any portion thereof or any Alteration, the building in which the Premises are located, the Fixtures, or the Furnishings and Equipment in the Premises, shall be destroyed or damaged by fire or other casualty, (“Casualty”) but shall remain leasable, Sublessor and Landlord shall, with reasonable diligence, cause to be repaired or replaced the Structural Components of the Premises (defined in Section 3.04 above), the Building Systems, and the building in which the Premises are located; and there shall be no reduction in Rent.

(b)

Sublessee shall, with reasonable diligence, cause to be repaired or replaced any Alteration or Fixture installed by Sublessee and Sublessee’s F&E destroyed or damaged by the Casualty.  In the event Sublessee fails to effect such replacement or repairs of any Alteration or Fixture installed by Sublessee, Sublessor or Landlord may, at its option, but need not, make such replacement or repairs and Sublessee agrees to pay Sublessor as additional Rent the cost thereof promptly upon demand by Sublessor. Sublessee agrees to employ a suitable contractor approved by Sublessor to perform Sublessee’s obligations under this Section 5.

(c)

Notwithstanding the provisions of Sections 5.01(a) and 5.01(b), if the Premises or the building in which the Premises are located cannot reasonably be repaired or replaced within a period of six (6) months from the time of the Casualty, and within sixty (60) days after the Casualty either party shall give the other written notice to such effect (the “Termination Notice”), then this Sublease shall terminate as of the date of the Termination Notice, and the Rent shall be adjusted as of such date. Nothing contained herein shall be deemed to require such notice to be given, except, however, for the purpose of effecting such termination.

5.02Damage to Premises – Proportionate Reduction in Rent:

(a)

If during the Term, the Premises or any portion thereof, the building in which the Premises are located, the Fixtures or the F&E in the Premises, shall be destroyed or damaged by Casualty and as a result, are unleasable, Sublessor or Landlord shall, with reasonable diligence, cause to be repaired or replaced the Structural Components of the Premises (defined in Section 3.04 above), the Building Systems, and the building in which the Premises are located, and a proportionate abatement of  the Rent shall be allowed from the date when the Casualty occurred until the date Sublessor or Landlord completes its work, such proportionate abatement to be computed on the basis of the relation that the gross square foot area of the space rendered unleasable bears to the gross square foot area of the Premises.

(b)

Sublessee shall, with reasonable diligence, cause to be repaired or replaced any Alteration or Fixture installed by Sublessee and Sublessee’s F&E destroyed or damaged by the Casualty.  In the event Sublessee fails to effect such replacement or repairs of any Alteration or Fixture installed by Sublessee, Sublessor or Landlord may, at its option, but need not, make such replacement or repairs and Sublessee agrees to pay Sublessor as additional Rent the cost thereof promptly upon demand by Sublessor. Sublessee agrees to employ a suitable contractor approved by Sublessor to perform Sublessee’s obligations under this Section 5.

(c)

Notwithstanding the provisions of Sections 5.02(a) and 5.02(b), if the Premises or the building in which the Premises are located cannot reasonably be repaired or replaced within a period of six (6) months from the time of the Casualty, and within sixty (60) days after the Casualty either party shall give the other written notice to such effect (the “Termination Notice”), then this Sublease shall terminate as of the date of the Termination Notice, and the Rent shall be adjusted as of such date. Nothing contained herein shall be deemed to require such notice to be given, except, however, for the purpose of effecting such termination.

5.03Reserved.

5.04No Repairs by Sublessor:  Notwithstanding the provisions of Sections 5.01 and 5.02, Sublessor and Landlord shall not be required to repair or replace any F&E in the Premises, nor be liable to Sublessee or to any other party for the costs of any such F&E. Instead, unless this Sublease is terminated pursuant to Section 5.01(c) or Section 5.02(c) Sublessee at its expense shall, with reasonable diligence, repair or replace any F&E destroyed or damaged by the Casualty, regardless of the cause.

5.05Termination:  If the Casualty occurs within the last six (6) months of the Term and causes material interference to the business of the Sublessee, Sublessor or Sublessee may, subject to Section 5.03, elect to terminate this Sublease effective as of the date of such Casualty, by delivering to the non-terminating party within thirty (30) days of such occurrence written notice to such effect.

5.06Eminent Domain:  If, during the Term, all of the Premises or such portion thereof sufficient to cause material interference with the conduct of Sublessee’s business on the Premises shall be taken under the exercise of the power of eminent domain by any competent authority, governmental or otherwise, this Sublease shall, at the option of Sublessee, upon written notice to Sublessor, terminate as of the date of such taking. If this Sublease is not terminated as provided in this Section 5.06, this Sublease shall not terminate but the Rent payable hereunder during the un-expired portion of this Sublease shall be reduced proportionately based upon the amount of the Premises so taken as it relates to the whole of the Premises prior to such taking. All compensation awarded for any taking (or the proceeds of private sale in lieu thereof) of the building in which the Premises are located, or any part thereof, shall be the property of Landlord and Sublessee hereby assigns its interest in any such award to Landlord; provided however, the Sublessee shall have the right to maintain a separate action against the condemning authority for the value of Sublessee’s personal property and moving expenses provided such award does not reduce the award payable to Landlord or Sublessor.

5.07Quiet Enjoyment:  Sublessor warrants that it has full right and authority to Sublease the Premises to Sublessee, and if Sublessee then is not in default hereunder, Sublessor, at its expense, will defend and preserve Sublessee's possession thereof against any and all claims, that may arise or be asserted against Sublessee or any part of the Premises.

ARTICLE VI

Default

6.01Sublessee Default:  If Sublessee shall fail to (a) pay any installment of Rent required by this Sublease when due or any other payment or reimbursement to Sublessor required by this Sublease when due, and such failure shall continue for a period of five (5) days from the date such payment is due or (b) correct any default in the performance by Sublessee of any other provision of this Sublease (other than a failure to pay Rent or other payments when due) and, if such failure or neglect shall continue for thirty (30) days after written notice thereof from Sublessor to Sublessee, then Sublessor may, without further notice or demand: (i) terminate this Sublease and require Sublessee to vacate and surrender the Premises, expelling Sublessee from the Premises without prejudice to any other remedies available to Sublessor under the circumstances, or (ii) enter upon and take possession of the Premises and expel or remove Sublessee and any other person who may be occupying such Premises or any part thereof, by any lawful means, without terminating this Sublease and without being liable for prosecution or any claim for damages thereof, and re-let the Premises and receive the rent therefore; provided however, that if the nature of a breach under this Section 6.01(b) is such that it cannot be cured within thirty (30) days of Sublessor’s written notice to Sublessee, this Sublease will not terminate thirty (30) days after the giving of notice, if in the reasonable opinion of the Sublessor, the Sublessee is taking or has taken reasonable steps, within such thirty (30) day period, to cure the breach and such steps are being diligently pursued.

In the event that Sublessor elects to repossess the Premises without terminating the Sublease, or in the event Sublessor elects to terminate the Sublease, the Sublessee, at Sublessor’s option shall be liable for and shall pay to Sublessor, at the address specified for notice to Sublessor herein, all Rent and other indebtedness accrued to the date of such repossession, plus, at such times as it becomes due, Rent required to be paid by Sublessee to Sublessor during the remainder of the Sublease Term until the date of expiration of the Term diminished by any net sums thereafter received by Sublessor through re-letting the Premises during said period (after deducting expenses incurred by Sublessor for removing and storing Sublessee’s or other occupant’s property; the costs of repairing, altering, remodeling or otherwise putting the Premises into condition acceptable to a new Sublessee or Sublessees; and all reasonable expenses incurred by Sublessor in enforcing or defending Sublessor’s rights and/or remedies including costs and attorney’s fees). In no event shall Sublessee be entitled to any excess of any Rent obtained by re-letting over and above the Rent herein reserved. Actions to collect amounts due by Sublessee to Sublessor under this subparagraph may be brought from time to time, on one or more occasions, without the necessity of Sublessor’s waiting until expiration of the Sublease Term.

If appropriate, Sublessor may cure such default on behalf of Sublessee, in a manner satisfactory to Sublessor, in which event Sublessee shall reimburse Sublessor for the cost thereof, whether or not Sublessor shall have elected to terminate the Sublease. Sublessor may forthwith, in its sole discretion, terminate the Sublease and require Sublessee to vacate and surrender the Premises if (a) Sublessee shall have admitted in writing its inability to pay its debts generally as they become due or have made an assignment for the benefit of its creditors; (b) an order shall have been entered adjudicating Sublessee bankrupt or insolvent, (c) Sublessee shall have petitioned any tribunal for the appointment of a receiver or trustee for a substantial part of its assets, or shall have commenced any proceeding under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, liquidation, or dissolution law of any jurisdiction, or if any such petition or application shall have been filed, or any such proceeding commenced, against Sublessee and Sublessee shall have indicated its approval, consent, or acquiescence to such petition or proceeding, or if an order shall have been entered appointing any receiver or trustee, or approving the petition in any such proceeding, and such order remains un-stayed and in effect for more than sixty (60) days.

6.02Reserved.

6.03Rights not Exclusive:  The rights afforded Sublessor in accordance with this Article VI are in addition to any rights that may accrue to Sublessor by statute or otherwise and shall not limit or prejudice the right of Sublessor to obtain as damages from Sublessee, by reason of any termination of this Sublease for any such default by Sublessee, an amount equal to the maximum allowed by any statute or rule of law in effect at the time such damages are proved and obtained. The failure of Sublessor to insist in any instance upon the performance of any covenant or condition of this Sublease, or to exercise any right reserved hereunder, shall not constitute a waiver of any such covenant, condition, or right and the receipt of any payment of Rent by Sublessor from Sublessee, or any assignee or sublessee of Sublessee, shall not operate as a waiver of the right of Sublessor to enforce the payment of Rent, additional Rent, or any other covenant, condition, or obligation of this Sublease.

6.04Sublessee’s Bankruptcy:  If Sublessor shall not be permitted to terminate this Sublease as herein above provided because of the provisions of Title 11 of the United Stated Code relating to Bankruptcy, as amended ("Bankruptcy Code"), then Sublessee as a debtor in possession or any trustee for Sublessee agrees promptly, within no more than fifteen (15) days upon request by Sublessor to the Bankruptcy Court, to assume or reject this Sublease and Sublessee on behalf of itself, and any trustee agrees not to seek or request any extension or adjournment of any application to assume or reject this Sublease by Sublessor with such Court.  In such event, Sublessee or any trustee for Sublessee may only assume this Sublease if (a) it cures or provides adequate assurance that the trustees will promptly cure any default hereunder, (b) compensates or provides adequate assurance that Sublessee will promptly compensate Sublessor for any actual pecuniary loss to Sublessor resulting from Sublessee's defaults, and (c) provides adequate assurance of performance during the fully stated Term of all of the terms, covenants, and provisions of this Sublease to be performed by Sublessee.  In no event after the assumption of this Sublease shall any then-existing default remain uncured for a period in excess of the earlier of ten (10) days or the time period set forth herein. Adequate assurance of performance of this Sublease as set forth hereinabove shall include, without limitation, adequate assurance, (1) of the source of Rent reserved hereunder, and (2) the assumption of this Sublease will not breach any provision hereunder.  In the event of a filing of a petition under the Bankruptcy Code, Sublessor shall have no obligation to provide Sublessee with any services or utilities as herein required, unless Sublessee shall have paid and be current in all payments of Operating Costs, utilities or other charges therefore.

6.05Sublessor’s Default:  If Sublessor shall fail to correct any material default in the performance by Sublessor of any material obligation pursuant to this Sublease and, if such failure or neglect shall continue for thirty (30) days after written notice thereof from Sublessee to Sublessor, then Sublessee may, without further notice or demand, terminate this Sublease: provided however, that if the nature of a breach under this Section 6.05 is such that it cannot be cured within thirty (30) days of Sublessee’s written notice to Sublessor, this Sublease will not terminate thirty (30) days after the giving of notice, if in the opinion of the Sublessee, the Sublessor is taking or has taken reasonable steps, within such thirty (30) day period, to cure the breach and such steps are being diligently pursued. A material default shall include, but is not limited to, any failure by Sublessor in the performance of its obligations under Section 2.04, Section 3.01, or Section 3.02 of this Sublease. The rights afforded Sublessee in accordance with this Section 6.05 are in addition to any rights that may accrue to Sublessee by statute or otherwise and shall not limit or prejudice the right of Sublessee to obtain as damages from Sublessor, by reason of any termination of this Sublease for any such default by Sublessor, an amount equal to the maximum allowed by any statute or rule of law in effect at the time such damages are proved and obtained.

ARTICLE VII

Assignment and Change of Ownership

7.01No Assignment or Subletting:  Sublessee shall not mortgage or assign this Sublease, in whole or in part, nor sublet all or any part of the Premises.

7.03Change in Corporate Ownership:  If Sublessee is a corporation and if the person or persons who own a majority of its voting shares at the time of execution hereof cease to own a majority of such shares at any time hereafter, Sublessee shall so notify Sublessor, and whether or not Sublessee has notified Sublessor thereof, Sublessor may terminate this Sublease by notice to Sublessee effective sixty (60) days from the date of such notice from Sublessee or the date on which Sublessor first has knowledge of such transfer, whichever shall first occur.

ARTICLE VIII

Succession to Sublessor's Interest

8.01Sublessor’s Successors:  Sublessee shall attorn and be bound to any of Sublessor's successors under all the terms, covenants and conditions of this Sublease for the balance of the remaining Term.

8.02Subordination:  This Sublease shall be subordinate to the lien of any mortgage, deed of trust or security deed or the lien resulting from any other method of financing or refinancing now or hereafter in force against the Premises, any portion thereof, or upon any buildings hereafter placed upon the land of which the Premises are a part, and to any and all advances to be made under such mortgages, and all renewals, modifications, extensions, consolidations and replacements thereof. The aforesaid provisions shall be self-operative and no further instrument of subordination shall be required to evidence such subordination. Sublessee covenants and agrees to execute and deliver, upon demand, such further instrument or instruments subordinating this Sublease on the foregoing basis to the lien of any such mortgage or mortgages as shall be desired by Landlord and any mortgagees or proposed mortgagees, and hereby irrevocably appoints Landlord the attorney-in-fact of Sublessee to execute and deliver such instrument or instruments within ten (10) days after written notice to do so.

8.03Certificate of Compliance:  Sublessee agrees that within ten (10) days after written request by Sublessor, Sublessee will execute, acknowledge and deliver to Sublessor or to such other party as may be designated by Sublessor, a certificate stating that this Sublease is in full force and effect and has not been modified, supplemented or amended in any way, except as indicated in such certificate; that all conditions and agreements hereunder to be performed by Sublessor have been satisfied or performed, except as set forth in said certificate; that Sublessee is not in default in the payment of Rent or any of the other obligations required of Sublessee hereunder, except as indicated in such certificate; and that Sublessee has paid  Rent and any Additional Rent set forth hereunder as of the date set forth in the certificate.

ARTICLE IX

Marks and Names

9.01Marks and Names:  Sublessee, acknowledges and agrees that the words WILLIAMSBURG, COLONIAL WILLIAMSBURG, and other words and symbols identified in the "Schedule of Marks and Names" attached hereto as Exhibit 3 are and remain the valuable properties of Landlord.  Sublessee shall not, directly or indirectly, without the prior written approval of Landlord, during the Term of this Sublease or thereafter:

(a)	Use the Marks or Names either alone or in combination with other words or symbols;

(b)	Claim any right, title, or interest in or to the Marks or Names;

(c)	Challenge any right, title, or interest of Sublessor in or to the Marks or Names;

(d)

Take any action, including the use of any mark or name, having any tendency to cause others to conclude that Sublessee or the products sold by Sublessee are in any way associated or connected with, or licensed, sponsored, endorsed, or approved by Sublessor.

ARTICLE X

Miscellaneous

10.01Notice:  All notices or other communications required or permitted to be given to the parties hereto shall be sufficient when mailed in a sealed wrapper by United States registered or certified mail, postage prepaid, addressed to the below, or to such other address in the United States as may be designated for itself by either party by written notice to the other as hereinabove provided.

Sublessor:

Sotherly Hotels Inc.

Attention: Ashley Kirkland

306 S. Henry Street, Suite 100

Williamsburg, VA 23185

Sublessee:

Our Town Hospitality, LLC

306 S. Henry Street, Suite 200

Williamsburg, VA 23185

10.02Entire Agreement: This Sublease contains the entire agreement of the parties relating to its subject matter, and supersedes all prior and contemporaneous negotiations, understandings and agreements, written or oral, between the parties. Sublessee acknowledges that neither Sublessor nor Sublessor’s agents, employees or contractors have made any representations nor promises with respect to the Premises or this Sublease except as expressly set forth herein. This Sublease shall not be amended unless such amendment is set forth in a written instrument authorized and executed with the same formality as this Sublease.

10.03Choice of Law:  This Sublease shall be construed, enforced and performed in accordance with the laws of Virginia without regard to conflicts of laws principles. The terms, provisions and covenants and conditions contained in this Sublease shall apply to, inure to the benefit of, and be binding upon, the parties hereto and upon their respective heirs, legal representatives, successors and permitted assigns, except as otherwise herein expressly provided. Sublessor shall have the right to transfer and assign, in whole or in part, its rights and obligations in the building and property that are the subject of this Sublease.

10.04Holdover:  Should Sublessee, with Sublessor's written consent, hold over at the end of the Term, Sublessee shall become a Sublessee at will and any such holding over shall not constitute an extension of this Sublease.  During such holding over, Sublessee shall pay Rent and other charges at two hundred percent (200%) of the Rent then payable.

10.05Attorneys' Fees and Costs:  Sublessee shall pay costs and reasonable attorneys' fees incurred by Sublessor in the enforcement of any of the terms, covenants, or provisions hereof.

10.06No Accord and Satisfaction:  No payment by Sublessee or receipt by Sublessor of a lesser amount than the charges herein stipulated shall be deemed to be other than on account of the earliest stipulated charges, nor shall any endorsement or statement on any check or letter accompanying any check or payment be deemed an accord and satisfaction, and Sublessor may accept such check or payment without prejudice to Sublessor's right to recover the balance of any amounts due hereunder or to pursue any other remedy provided herein or under law.

10.07Severability:  In the event any provision of this Sublease to any extent be invalid or unenforceable, the remainder of this Sublease shall not be affected thereby, and the Sublease and its provisions shall be valid and enforceable to the full extent permitted by law.

10.08No Waiver:  No waiver by Sublessor of any provision of this Sublease shall be deemed to be a waiver of any other provision hereof or of any subsequent breach by Sublessee of the same provision.  Sublessor's consent to or approval of any act by Sublessee shall not be deemed to render unnecessary the obtaining of Sublessor's consent to or approval of any subsequent act. No agreement by Sublessor to accept Sublessee's surrender of the Premises shall be valid unless written.

10.09Survival:  The provisions of this Sublease with respect to Sublessee’s indemnification of Sublessor and to any obligation of Sublessee or Sublessor to pay any sum owing in order to perform any act after the expiration or other termination of this Sublease shall survive the expiration or other termination of this Sublease.

10.10Relationship of the Parties:  Nothing contained in this Agreement shall be deemed or construed by the parties, nor by any other party, as creating the relationship of principal and agent or of partnership or of joint venture between the parties.  No estate shall pass from Sublessor to Sublessee, and this Sublease shall not be subject to levy and/or sale and shall not be assignable by Sublessee except as otherwise provided in Article VII of this Agreement.

10.11Confidentiality of Agreement:  The terms of this Agreement, any proposal, financial information and proprietary information provided by or on behalf of one party to the other party prior to, contemporaneously with, or subsequent to, the execution of this Agreement (“Information”) are confidential.  Such Information will not be disclosed by one or both parties to any other person or entity, except as permitted under this Agreement or as mutually agreed in writing.  Sublessor and Sublessee may disclose such Information (i) to their accountants, legal, financial and marketing advisors, and employees as necessary for the performance of their respective duties, provided that said persons agree to treat the Information as confidential in the above described manner and (ii) as required by law or by any governmental regulatory authority.

10.12No Offer:  The submission of this Sublease shall not constitute an offer to Sublease by Sublessor and this Sublease shall not be binding unless and until it is signed by Sublessor and Sublessee.

10.13Headings and Terms:  The captions or headings are for convenience only and are not intended to limit or define the scope or effect of any provision of this Sublease. “Will” and “shall” as used in this Sublease are interchangeable, both conveying a mandatory obligation.  “Including” as used in this Sublease means “including without limitation.”

10.14Renewal Option:  Sublessee shall have one (1), five (5) year option to renew this Sublease, for all or any reasonable portion of the Premises upon not less than nine (9) months’ prior written notice, provided that (1) Sublessor exercises its right to renew under the Master Lease; and (2) Sublessor approves of the renewal.  The five (5) year renewal term starting January 1, 2025 shall be known as the Renewal Term.

10.15Compliance with Master Lease:  Sublessee hereby acknowledges the existence and receipt of the Master Lease by and between Sublessor and Landlord attached hereto as Exhibit 4.  During the Term, Sublessee will occupy the Premises in accordance with the terms of the Master Lease and will not suffer to be done in or about the Premises, or omit to do in or about the Premises, any act which would result in a violation of or a default under the Master Lease, or render Sublessor liable for any damage, charge or expense thereunder. Sublessee will indemnify, defend protect and hold Sublessor harmless from and against any loss, cost, damage or liability (including attorneys’ fees) of any kind or nature arising out of, by reason of, or resulting from, Sublessee’s failure to perform or observe any of the terms and conditions of this Sublease, or, to the extent incorporated herein, the Master Lease. Sublessor agrees to perform all of its obligations under the Lease and maintain the same in full force and effect, except to the extent that any failure to maintain the Master Lease is due to the failure of Sublessee to comply with any of its obligations under this Sublease, and provided further that the foregoing shall in no event limit the exercise by Sublessor of any express rights it may have under the Master Lease, including without limitation any rights of termination of the Master Lease following a casualty or condemnation.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

IN WITNESS WHEREOF, each party hereto has caused this Sublease to be executed in its behalf all as of the day and year first written above.

SOTHERLY HOTELS INC.,
A MARYLAND CORPORATION

By:	/s/ David R. Folsom
Name:	David R. Folsom
Title:	President and COO

Date:	December 13, 2019

OUR TOWN HOSPITALITY, LLC,
A VIRGINIA LIMITED LIABILITY COMPANY

By:	WWIII MANAGER, LLC, its Manager

By:	/s/ Wayne West III
Name:	Wayne West III
Title:	Manager

Date:	December 13, 2019

EXHIBIT 1 (1 of 3)

Building Floor Plan

EXHIBIT 1 (2 of 3)

Building Floor Plan – Common Area

Parking Lot Entrance
South Henry Street
Storage
01
152 sf
Break Room
05
359 sf
GFI
GFI
Women
07
86 sf
Men
08
106 sf
PANEL BOX
Electrical Rm
09
293 sf
Women's Lounge
06
115 sf
ELECTRIC
DOWN
UP
Janitorial
13 36 sf
12A
12
313 sf
Volunteers
02
301 sf
Storage
03
239 sf
Meeting Room
04
505 sf
Mechancial Rm
10
351 sf
Office
02A
105 sf
TeleCom Room
11
104 sf

Basement Floor

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EXHIBIT 1 (3 of 3)

Building Floor Plan – Suite 200

EXHIBIT 2

Building Layout Breakdown

First Floor Offices, Suite 100	3029 Square Feet	57% of Office Square Footage

Second Floor Offices, Suite 200	2245 Square Feet	43% of Office Square Footage

Building Common Area		3745 Square Feet

EXHIBIT 3

Schedule of Marks & Names

1.	“AARFAC” & rooster design
2.	"CHOWNING'S TAVERN"
3.	"CHRISTIANA CAMPBELL'S TAVERN"
4.	"CWHT” design
5.	"COLONIAL WILLIAMSBURG"
6.	“COLONIAL WILLIAMSBURG’S GIFT TO THE NATION”
7.	"COLONIAL WILLIAMSBURG HISTORIC TRADES"
8.	"CRAFT HOUSE"
9.	“CW4XX” Hallmark
10.	“DUKE OF GLOUCESTER”
11.	"KING'S ARMS TAVERN"
12.	“REVOLUTIONARY CITY” and design
13.	"SHIELDS TAVERN"
14.	"SIGN OF THE ROOSTER" (logo)
15.	“THE BEST OF THE AMERICAN EXPERIENCE”
16.	“WI” design
17.	"WILLIAMSBURG"
18.	"WILLIAMSBURG" (script logo)
19.	"WILLIAMSBURG AT HOME"
20.	"WILLIAMSBURG BOOKSELLERS" and design
21.	"WILLIAMSBURG CELEBRATIONS" and design
22.	"WILLIAMSBURG CHRISTMAS"
23.	“WILLIAMSBURG COLLECTION”
24.	“WILLIAMSBURG INN”
25.	"WILLIAMSBURG MARKETPLACE" and design
26.	"WILLIAMSBURG RESTORATION"
27.	“WILLIAMSBURG RESTORATION” (script logo)

EXHIBIT 4

Master Lease

EXHIBIT 5

Building Setup Expenses

OFFICE BUILDOUT
David Nice Builders, Inc.	General Contractor - Building and Office Renovation	725,527
Guernsey Tingle Architects	Office Design, Schematic, Construction Documents	14,549
TBD	Additional Parking Lot Paving, Striping and Curbing (est.)	10,000
Jack's of Virginia	Carpet	7,493
Lowe's	Office Lighting	7,264
Eastern Outdoors	Landscaping	6,929
Entry Guard Systems	Parking Gate	6,271
Fine Signs & Graphics, Inc.	Office Monument Sign and Window Graphics	4,484
Lowe's	Bathroom Sinks, Faucets, Vanities, Mirrors and Lighting	4,466
Office Furniture Outlet	Common Area Furniture (Break Room, Basement Conference Room)	3,716
1STOPLighting.com	Lighting	2,037
Joss & Main	Lighting	535
		793,273

OFFICE FURNITURE & EQUIPMENT
Office Furniture Outlet	2nd Floor Office Furniture - 5x5 Cubicles (8)	13,210
TBD	2nd Floor Office Furniture - Add'l Panels, Furniture, Carpet and Sound Panels (est.)	8,000
Office Furniture Outlet	2nd Floor Office Furniture - Task Chairs (14) and Nesting Chairs (14)	6,212
Office Furniture Outlet	2nd Floor Office Furniture - L-Shaped Desks (5) and U-Shaped Desk	4,438
Office Furniture Outlet	2nd Floor Office Furniture - 2-Drawer Cabinets (5) and Credenza (1)	3,716
Office Furniture Outlet	2nd Floor Office Furniture - Conference Tables & Chairs	3,550
8x8 Inc.	2nd Floor Office Equipment - Handsets (15), Speakerphone (2) and Receptionist (1)	2,737

Office Furniture Outlet	1st Floor Office Furniture - Conference Chairs (14)	2,446
Office Furniture Outlet	1st Floor Office Furniture - U-Shaped Desk	1,484
Office Furniture Outlet	1st Floor Office Furniture - Task Chairs	1,297
BestBuy.com	1st Floor Office Equipment - 75" TV and Mount	838
BestBuy.com	2nd Floor Office Equipment - 65" TV and Mount	536
BestBuy.com	1st Floor Office Equipment - 60" TV and Mount	483
Amazon.com	2nd Floor Office Furniture - Glass "Whiteboard"	388
		49,332
Total		842,604

EXHIBIT 6

Building Setup Expenses Amortization Schedule

Building Set-Up Expenses	842,604

Percentage Allocation to Our Town Hospitality LLC	43%

Amount Allocated to Our Town Hospitality LLC	362,320

Amortization Period (Months)	120

Monthly Amortization	3,019.33